Exhibit 3.515
ARTICLES OF INCORPORATION
OF
GEK, INC.
     The undersigned, for the purpose of forming a corporation under the Alabama Business Corporation Act, hereby adopts the following Articles of Incorporation:
ARTICLE I
     The name of the corporation is GEK, Inc.
ARTICLE II
     The term of the existence of the corporation is perpetual.
ARTICLE III
     The objects for which the corporation is formed are to do and perform any and all things hereinafter set forth to the same extent that natural persons might or could do:
     (a) To develop and operate a sanitary solid waste disposal facility. Reference to said facility shall not constitute a limitation to the operation of same; and to do and perform all acts or things incidental to the carrying on of said business;
     (b) The corporation shall have the full power to borrow money from any person, firm or corporation; to make and issue notes, bills and other evidence of indebtedness and to secure the payment of same by mortgage, deposit of cash or otherwise and to do any and all things set forth in this certificate as the objects purposes and powers within the scope of the business herein designated and described;
Judge of Ptobate 35:00
Secretary of State 50:00

     (c) The corporation shall have the full power to engage in activities relative to the operation of a sanitary solid waste disposal facility to the extent authorized and permitted by the laws of this State, to engage, employ and supervise such employees necessary therefor, and to the extent authorized by the laws of this State to do all things necessary and convenient for the general operation of such business, including the right to employ persons for the operation of such business;
     (d) The corporation shall have the full power to own, lease and dispose of real estate and such other property which corporations may own;
     (e) The corporation shall have the full power and authority to purchase, hold, sell and transfer the shares of its own capital stock; provided that it shall not use its funds or property for the purpose of acquiring its own shares of said capital stock when such use would cause any impairment of its capital, except as otherwise permitted by law, and provided further that shares of its capital stock belonging to it shall not be voted upon directly or indirectly;
     (f) The corporation shall have the full power and authority to do any and all acts or things necessary or convenient to carry out the general objectives or purposes of its power, including but not limited to, the operation of a sanitary solid waste disposal facility and to do all things or acts authorized by the general laws of the State of Alabama regulating the activities of corporations in general.

     The objects herein set forth, shall, except where otherwise expressed, be in no way limited or restricted by reference to or inference from the terms of any particular clause or paragraph hereof, but the objects, purposes and powers specified in each of the clauses and paragraphs hereof shall be regarded as independent objects, purposes and powers, and shall be construed as objects, purposes and powers and the enumeration thereof shall not be held to limit or restrict in any manner, the general powers now or hereafter conferred on this corporation by the laws of the State of Alabama.
ARTICLE IV
     The name and address of the initial registered agent of the corporation is:
Glen Kilgore
P. O. Drawer 1099
Main Street, East
Rainsville, AL 35986
ARTICLE V
     The aggregate number of shares that the corporation has authority to issue is 1000, all of which shall be common shares with a par value of One Dollar ($1.00).
ARTICLE VI
     Before there can be a valid sale or transfer of any of the common shares to the corporation by any holder thereof, such holder shall first offer said shares to the corporation and then to the other holders of common shares in the following manner:
     (a) Such offering shareholder shall deliver a notice in writing by mail or otherwise to the Secretary of the corporation stating the price, terms and conditions of such proposed sale or transfer, the number of shares to be sold or transferred, and his intention to so sell or transfer such shares. Within ten (10) days thereafter, the corporation shall have the prior right to purchase such shares so offered at the price and on the terms and conditions stated in the notice; provided, however, that the corporation shall not at any time be permitted to purchase all of its outstanding voting shares. Should the corporation fail to purchase the shares at the expiration of the ten (10) day period, or prior thereto decline to purchase the shares, the Secretary of the corporation shall, within five (5) days thereafter, mail or deliver to each of the other common shareholders of record a copy of the notice given by the shareholder to the Secretary. Such notice may be delivered to the shareholders personally, or may be mailed to them at their last known address as such address may appear on the books of the corporation. Within ten (10) days after the mailing or delivering of the copies of the orders to the shareholders any such shareholder or shareholders desiring to acquire any part or all of the shares referred to in the notice shall deliver by mail, or otherwise, to the Secretary of the corporation a written offer or offers, expressed to be acceptable immediately, to purchase a specified number of such shares at the price and on the terms stated in the notice. Each such offer shall be accompanied by the purchase price therefor with authorization to pay such price against delivery of the shares;
     b) If the total number of shares specified in the offers to purchase exceeds the number of shares to be sold or transferred, each offering shareholder shall be entitled to purchase such proportion of such shares as the number of shares of the corporation which he holds bears to the total number of shares held by all shareholders desiring to purchase the shares;
     (c) If all the shares to be sold or transferred are not disposed of under such apportionment, each shareholder desiring to purchase shares in a number in excess of his proportionate share, as provided above, shall be entitled to purchase proportion of those shares which remain thus undisposed of as the total number of shares which remain thus undisposed of as the total number of shares which he holds bears to the total number of shares held by all of the shareholders desiring to purchase shares in excess of those to which they are entitled under such apportionment;
     (e) If within said ten (10) day period, the offer or offers to purchase aggregate less than the number of shares to be sold or transferred, the shareholder desiring to sell or transfer such shares shall not be obligated to accept any such offer or offers as may dispose of all of the shares referred to in his notice to any person or persons whomsoever; provided, however, that he shall not sell or transfer such shares at a lower price or on terms more favorable to the purchaser or transferee that those specified in his notice to the Secretary of the corporation;
     (f) The certificates issued by the corporation evidencing ownership of shares of common stock shall bear a notation of this restriction on the transfer of stock on the corporation and shall refer to these Articles of Incorporation of details of this restriction.

ARTICLE VII
     Each common shareholder of the corporation shall be entitled to full preemptive rights to acquire his or her proportional part of any unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right to subscribe to or acquire shares, which may be issued at any time by the corporation.
ARTICLE VIII
     The name and post office address of the initial member of the Board of Directors chosen for the first year and until his respective successors are elected and qualified is:
Glen Kilgore
P.O. Box 1099
Main Street, East
Rainsville, AL 35986
ARTICLE IX
     The name and address of the incorporator is:
Glen Kilgore
P.O. Drawer 1099
Main Street, East
Rainsville, AL 35986
ARTICLE X
     The name and post office address of the officers for the first year is:
Glen Kilgore                     President / Sec. / Tres.
P.O. Box 1099
Main Street, East
Rainsville, AL 35986
ARTICLE XI
     Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent thereof is applicable, and if such written consent is filed with the minutes of proceedings of the Board of Committee.
     I, the undersigned, being the incorporator subscribe my name this the 26th day of November 1991.

/s/ Glen Kilgore
GLEN KILGORE

STATE OF ALABAMA
[ILLEGIBLE]
     The undesigned authority a Notary Public in and [ILLEGIBLE] said State, in said County, hereby certify that GLEN KILGORE whose name is signed to the [ILLEGIBLE] Articles of Incorporation acknowledged before me on this day, that being informed of the contents he signed the same voluntarily on the day the same bears date.
Given under my hand and seal this the 26th day of November 1991.

/s/ [ILLEGIBLE]
NOTARY PUBLIC Commission expires: [ILLEGIBLE]

[ILLEGIBLE]
[ILLEGIBLE]

Paul Thomas
JUDGE OF PROBATE
CORP 7 Pg 74-75
99 JUN 28 AM 11:49
STATE OF ALA DEKLB CO.
I CERTIFY THIS
[ILLEGIBLE]
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
GEK, INC.
     Pursuant to the provisions of Section 10-2B-10.06 of the Alabama Business Corporation Act, GEK, Inc., an Alabama corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:
I.
     The name of the corporation is GEK, Inc. (the “Corporation”).
II.
      Article VI of the Articles of Incorporation is hereby deleted in its entirety.
III.
     The Articles of Amendment to the Articles of Incorporation were duly adopted by unanimous consent of the Board of Directors of the Corporation and submitted to the shareholders for adoption on May 31, 1999.
IV.
     The Articles of Amendment to the Articles of Incorporation were duly adopted in the manner prescribed by Section 10-2B-10.03 of the Alabama Business Corporation Act by the shareholders of the Corporation on May 31, 1999.
V.
     The number of shares outstanding at the time of adoption of the Articles of Amendment and entitled to vote was One Thousand (1,000) shares of Common Stock, par value $1.00 per share.
     The total number of votes cast for the Amendment was One Thousand (1,000) shares of Common Stock, par value $1.00 per share. There were no votes cast against the Amendment.
RECEIVED
JUL - 1 - 1999
Judge of Probate 10:00

     IN WITNESS WHEREOF, the undersigned has signed these Articles of Amendment this 31st day of May, 1999.

GEK. INC.

By:	/s/ R. C. Etherton

Its:	President

STATE OF ALABAMA
DeKALB-COUNTY
I, PAUL THOMAS, Judge of Probate of DeKalb County, Alabama certifies that this is a true and correct copy of this instrument recorded in
CORP Record 7 Page 74-75
this the 28TH day of June 1999

/s/ Paul Thomas
Judge of Probate